Exhibit 24
CLEVELAND-CLIFFS INC
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
          KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cleveland-Cliffs Inc, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Joseph A. Carrabba, Laurie Brlas and George W. Hawk, Jr., as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of resales by certain shareholders of common shares, par value $0.125 per share, of the Registrant issued to such shareholders in connection with the satisfaction of the registrant’s payment obligations related to its acquisition of PinnOak Resources, LLC, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
          This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of October 2008.

/s/ Joseph A. Carrabba Joseph A. Carrabba	/s/ Laurie Brlas Laurie Brlas
Chairman, President, Chief Executive Officer and	Executive Vice President and Chief Financial Officer
Director

/s/ Ronald C. Cambre	/s/ Susan Cunningham
Ronald C. Cambre	Susan Cunningham
Director	Director

/s/ Barry Eldridge	/s/ Susan M. Green
Barry Eldridge	Susan M. Green
Director	Director

/s/ James D. Ireland III	/s/ Francis R. McAllister
James D. Ireland III	Francis R. McAllister
Director	Director

/s/ Roger Phillips	/s/ Richard K. Riederer
Roger Phillips	Richard K. Riederer
Director	Director

/s/ Alan Schwartz
Alan Schwartz
Director